Exhibit 99.2
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED COMBINED FINANCIAL STATEMENTS
On July 20, 2009, Smith & Wesson Holding Corporation (“SWHC”) completed its previously announced acquisition of Universal Safety Response, Inc. (“USR”) for approximately $58,334,000, which consisted of approximately $20,657,000 in cash and approximately $37,677,000 in common stock paid at closing. In addition, the former shareholders of USR have the right to earn up to 4,001,522 shares of our common stock if USR achieves certain EBITDAS targets in calendar years 2009 and 2010. As of the acquisition date, this contingent consideration was assigned a fair value of approximately $27,450,000 under Statement of Financial Accounting Standards (“SFAS”) No. 141(R), “Business Combinations (revised).”
The unaudited pro forma consolidated condensed combined financial statements reflect our acquisition of USR on July 20, 2009. The unaudited pro forma consolidated condensed combined financial statements are based on the respective historical consolidated financial statements and the notes thereto of SWHC and USR. All acquisitions are reflected using the purchase method of accounting and the estimates, assumptions and adjustments described below and in the notes to the pro forma consolidated condensed combined financial statements.
For purposes of preparing the pro forma consolidated condensed combined financial statements, historical financial information of SWHC is presented for the year ended April 30, 2009 and the three months ended July 31, 2009. The historical financial information of USR included in the accompanying unaudited pro forma consolidated condensed combined financial statements for the twelve months ended March 31, 2009 and the three months ended June 30, 2009 represents the pre-acquisition results of USR. The twelve months ended March 31, 2009 have been included in the pro forma results in order to bring the USR financial statements to within 93 days of the Smith & Wesson Holding Corporation year end of April 30, 2009. A pro forma balance sheet associated with this acquisition is not required to be presented as USR’s balance sheet was already included in SWHC’s balance sheet included in our Quarterly Report on Form 10-Q for the three months ended July 31, 2009, which was filed on September 9, 2009.
The pro forma consolidated condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that would have been realized had the acquisition of USR been consummated as of May 1, 2008 or May 1, 2009. The pro forma adjustments are based upon available information and certain estimates and assumptions as described in the notes to the pro forma consolidated condensed combined financial statements that management of SWHC believes are reasonable in the circumstances.
The pro forma consolidated condensed combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of SWHC included in our Annual Report on Form 10-K for the year ended April 30, 2009, our Quarterly Report on Form 10-Q for the three months ended July 31, 2009 and our previously filed Forms 8-K. These financial statements should also be read in conjunction with the audited and unaudited financial statements of USR that are presented within this amended Current Report on Form 8-K.
FOOTNOTE REFERENCE TO THE COLUMNS ON THE PRO FORMA CONSOLIDATED CONDENSED COMBINED FINANCIAL STATEMENTS:
(A)	As reported in our audited consolidated financial statements included in our Annual Report on From 10-K for the fiscal year ended April 30, 2009, as filed with the Securities Exchange Commission (“SEC”), or our quarterly report on From 10-Q for the three months ended July 31, 2009, as filed with the SEC.

(B)	Derived from USR’s unaudited financial statements for the period April 1, 2008 through March 31, 2009. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation of the results of operations for the period presented have been included.

(C)	Derived from USR’s unaudited financial statements for the period from April 1, 2009 through June 30, 2009. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation of the results of operations for the period presented have been included.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND
COMPREHENSIVE INCOME/(LOSS)
For The Year Ended April 30, 2009

	Historical	Historical	Pro Forma		Pro Forma
	SWHC (A)	USR (B)	Adjustments		Combined
		(In thousands, except per share data)
Net product and services sales	$334,955	$29,226	$—		$364,181
Cost of products and services sold	237,167	18,843	3,100	(1)	259,110

Gross profit	97,788	10,383	(3,100)		105,071

Operating expenses:
Research and development	2,906	200	—		3,106
Selling and marketing	28,378	201	—		28,579
General and administrative	40,983	7,566	330	(2)	48,879
Impairment of long-lived assets	98,243	—	—		98,243

Total operating expenses	170,510	7,967	330		178,807

Income/(loss) from operations	(72,722)	2,416	(3,430)		(73,736)

Other income/(expense):
Other expense, net	(806)	(1)	—		(807)
Interest income	295	—	—		295
Interest expense	(5,892)	(616)	154	(3)	(6,354)

Total other income/(expense), net	(6,403)	(617)	154		(6,866)

Income/(loss) before income taxes	(79,125)	1,799	(3,276)		(80,602)
Income tax expense/(benefit)	(14,918)	(3,925)	3,594	(4)	(15,249)

Net income/(loss)/comprehensive income/(loss)	$(64,207)	$5,724	$(6,870)		$(65,353)

Weighted average number of common and common equivalent shares outstanding, basic	46,802		5,492	(5)	52,294

Net loss per share, basic	$(1.37)				$(1.25)

Weighted average number of common and common equivalent shares outstanding, diluted	46,802		5,492	(5)	52,294

Net loss per share, diluted	$(1.37)				$(1.25)

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed combined financial statements.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE
INCOME
For The Three Months Ended July 31, 2009

	Historical	Historical	Pro Forma		Pro Forma
	SWHC (A)	USR (C)	Adjustments		Combined
	(in thousands, except per share data)
Net product and services sales	$102,236	$11,775	$(2,663)	(6)	$111,348
Cost of products and services sold	66,615	8,069	(2,190)	(6)	72,494

Gross profit	35,621	3,706	(473)		38,854

Operating expenses:
Research and development	880	11	—		891
Selling and marketing	7,045	54	(11)	(6)	7,088
General and administrative	10,999	2,205	(110)	(7)	13,094

Total operating expenses	18,924	2,270	(121)		21,073

Income from operations	16,697	1,436	(352)		17,781

Other income/(expense):
Other income/(expense), net	3,206	(1)	—		3,205
Interest income	159	—	—		159
Interest expense	(1,331)	(206)	206	(3)	(1,331)

Total other income/(expense), net	2,034	(207)	206		2,033

Income before income taxes	18,731	1,229	(146)		19,814
Income tax expense	6,159	35	266	(8)	6,460

Net income/comprehensive income	$12,572	$1,194	$(412)		$13,354

Weighted average number of common and common equivalent shares outstanding, basic	53,779		4,835	(9)	58,614

Net income per share, basic	$0.23				0.23

Weighted average number of common and common equivalent shares outstanding, diluted	61,099		4,835	(9)	65,934

Net income per share, diluted	$0.21				0.21

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed combined financial statements.

SMITH & WESSON HOLDING CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
COMBINED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRESENTATION
The accompanying unaudited pro forma consolidated condensed combined statement of operations for the year ended April 30, 2009 and the three months ended July 31, 2009 include the historical results of SWHC and USR as if these transactions had occurred on May 1, 2008.
Acquisition of USR
On July 20, 2009, we acquired all of the outstanding capital stock of Universal Safety Response, Inc. (“USR”). The initial purchase price was approximately $58,334,000, which consisted of approximately $20,657,000 in cash and approximately $37,677,000 in common stock paid at closing. In addition, the former shareholders of USR have the right to earn up to 4,001,522 shares of our common stock if USR achieves certain EBITDAS targets, as defined in the acquisition agreement, in calendar years 2009 and 2010. As of the acquisition date, this contingent consideration was assigned a fair value of approximately $27,450,000 under Statement of Financial Accounting Standards (“SFAS”) No. 141(R), “Business Combinations (revised).” This value will be adjusted quarterly based on our closing stock price at the end of each reporting period. Two of USR’s shareholders dissented to the transaction.
USR, based in Franklin, Tennessee, sells and installs perimeter security products to military and large corporate customers. Our acquisition of USR was designed to enable us to leverage USR’s business model, product line, and broad customer base to foster its growth as a part of our company and enable us to expand into new markets in the security industry.
     We are currently finalizing the valuation of the assets acquired and liabilities assumed; therefore, the fair values set forth below are subject to adjustment as additional information is obtained. The following table summarizes the preliminary allocation of the purchase price (in thousands):

Total purchase consideration:
Cash	$20,657
Stock	37,677
Contingent consideration	27,450
Accrual for dissenting shareholders	1,010

Total purchase consideration	$86,794

Accounts receivable, net of allowance for doubtful accounts of $35	$9,817
Inventories	4,167
Other current assets	704
Deferred income taxes	425

Total current assets	15,113
Property, plant and equipment, net	1,315
Intangibles, net	13,190
Goodwill	79,992
Other assets	10

Total assets acquired	109,620

Accounts payable	4,545
Accrued expenses	590
Accrued payroll	521
Accrued income taxes	18
Accrued taxes other than income	489
Accrued warranty	59
Current portion of notes payable	7,231
Total current liabilities	13,453
Deferred income taxes	2,254
Notes payable, net of current portion	7,119

Total liabilities assumed	22,826

$86,794

Goodwill is not expected to be deductible for tax purposes.

We amortize customer relationships and developed technology in proportion to the expected yearly revenue generated from the customer lists acquired or products expected to be sold. Order backlog is amortized over the contract lives as they are executed. Trademarks and tradenames are expected to have an indefinite life. The following are the identifiable intangible assets acquired and their respective weighted average lives (dollars in thousands):

		Weighted
		Average
		Life
	Amount	(In years)
Developed technology	$2,090	10.0
Maintenance customer relationships	500	12.0
Trademarks and tradenames	7,500
Order backlog	3,100	0.8

	$13,190

NOTE 2 — PRO FORMA AJUSTMENTS AND ASSUMPTION
Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the resolution of the contingency. The allocation of the purchase price relating to these acquisitions is preliminary, pending the finalization of our review of certain of the accounts.
The following describes the pro forma adjustments made to the accompanying unaudited pro forma consolidated condensed combined financial statements:
(1)	Adjustment to amortize backlog, as discussed in Note 1.

(2)	Adjustment to amortize developed technology, as discussed in Note 1.

(3)	Adjustment to eliminate interest expense that would not have been incurred based on the combined entity’s cash on hand. SWHC paid all USR external debt as of the acquisition date with cash on hand.

(4)	Adjustment to record consolidated income tax expense at the effective tax rate of the consolidated entity. This entry also assumes that the deferred tax adjustment recorded on USR’s income statement would have been eliminated in acquisition accounting.

(5)	Adjustment to record all shares issued to USR shareholders as if the acquisition had occurred on May 1, 2008.

(6)	Adjustment to eliminate 11 days of USR activity recorded in Historical SWHC income statement accounts.

(7)	Adjustment to eliminate 11 days of USR activity recorded in Historical SWHC income statement accounts totaling $225,000 partially offset by the recording of $115,000 in amortization of developed technology for the full three months presented.

(8)	Adjustment to record income tax expense at the estimated effective tax rate of the consolidated entity.

(9)	Adjustment to record all shares issued to USR shareholders as if the acquisition had occurred on May 1, 2008 less effect of weighted average shares accounted for in Historical SWHC share counts.
NOTE 3 — PRO FORMA NET INCOME/(LOSS) PER COMMON SHARE
For the year ended April 30, 2009 and the three months ended July 31, 2009, the unaudited pro forma consolidated condensed combined company basic and diluted net income/(loss) per common share amounts are calculated based on the weighted average number of SWHC common shares outstanding prior to the acquisition plus the adjustments to such shares giving effect to the SWHC common shares expected to be issued in connection with the acquisition, as if such transaction had occurred on May 1, 2008. Common stock equivalents resulting from the assumed exercise of stock options and warrants and the conversion of convertible debt are not included in the pro forma consolidated combined company diluted net income (loss) per common share calculation for the year ended April 30, 2009 because inclusion thereof would be antidilutive.